CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated each of Howard S. Yaruss, and C. Robert Quint to

execute and file on the undersigned's behalf all Forms 3, 4 and

5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange

Commission as a result of the undersigned's ownership of or

transactions in securities of Radian Group Inc.  The authority of each of Howard S. Yaruss and C. Robert Quint under this

Statement shall continue until the undersigned is no longer

required to file Forms 3, 4 or 5 with regard to the undersigned's ownership of or transactions in securities of Radian Group Inc.,

unless earlier revoked in writing.  The undersigned acknowledges that none of Howard S. Yaruss, C. Robert Quint or Radian Group,

Inc. is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:   July 20, 2005

_Stephen Cooke /s/_________________________________

Stephen Cooke

POWER OF ATTORNEY

Known all by these presents, that the undersigned hereby constitutes and appoints each of Howard S. Yaruss and C. Robert Quint, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) executed for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of Radian

Group Inc. (the "Company"), Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4 or 5 and timely file such form with the

United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the

exercise of any of the rights and powers herein granted, as

fully to all intents and purposes as the undersigned might

or could do if personally present, with full power of

substitution or revocation, hereby ratifying and confirming

all that such attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

The Power of Attorney shall remain in force and effect until the undersigned is no longer required to file Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power to be executed as of this 20th day of July, 2005.

_Stephen Cooke /s/____________________________________

Signature

Stephen Cooke___________________

Printed Name